Exhibit 10.21.4

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THIRD AMENDMENT TO THE COLLABORATION, LICENSE AND SUPPLY AGREEMENT

This THIRD AMENDMENT TO THE COLLABORATION, LICENSE AND SUPPLY AGREEMENT (the “Third Amendment”) amends the Agreement (as defined below) and is effective as of October 24, 2014 (the “Third Amendment Effective Date”), by and between ALEXZA PHARMACEUTICALS, INC., a company organized under the laws of the State of Delaware, United States (“Alexza”), and having a principal place of business at 2091 Stierlin Court, Mountain View, CA 94043, United States, and GRUPO FERRER INTERNACIONAL, S.A., a company organized under the laws of Spain (“Ferrer”), having its registered office at Av. Diagonal 549, E-08029 Barcelona, Spain.

RECITALS OCTOBER 24, 2014

A. Alexza and Ferrer are parties to that certain Collaboration, License and Supply Agreement, dated October 5th, 2011, as amended by the amendments to the Agreement on March 5, 2012 and November 26, 2013 (as amended, the “Agreement”)) pursuant to which Alexza granted Ferrer certain exclusive rights and licenses to research, develop, import, use, sell, have sold and offer for sale the Product in the Territory, in consideration for certain payments by Ferrer to Alexza, including milestone payments.

B. The parties now desire to eliminate certain additional milestone payment obligations in consideration for Ferrer’s purchase of common stock of Alexza pursuant to a stock purchase agreement.

NOW, THEREFORE, Alexza and Ferrer agree as follows:

1.	AMENDMENT OF THE AGREEMENT

Alexza and Ferrer hereby agree to amend the terms of the Agreement, as provided below, effective as of the Second Amendment Effective Date. Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings such terms are given in the Agreement.

1.1 Purchase. Ferrer agrees, not later than October 31, 2014, to purchase from Alexza, and Alexza agrees to sell to Ferrer, pursuant to a stock purchase agreement between Alexza and Ferrer, substantially in the form attached hereto as Exhibit A, totaling Eight Million Dollars (US$8,000,000) in Alexza Common Stock (the “Shares”) as a private placement exempt from the registration requirements of the U.S. securities laws, at a price per Share of $ 4.00. In additional consideration for this stock purchase, upon the closing of the sale, the milestone payment for Milestone Event [*]; and the milestone payment for Milestone Event [*] are [*] and will [*] under the Agreement. For clarity, Milestone Event [*] for [*].

2.	MISCELLANEOUS

2.1 Full Force and Effect. This Third Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement. The provisions of the Agreement, as amended by this Third Amendment, remain in full force and effect.

2.2 Entire Agreement. The Agreement and this Third Amendment constitute the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and any and all prior agreements with respect to the subject matter hereof, either written or oral, expressed or implied, are superseded hereby, merged and canceled, and are null and void and of no effect.

2.3 Counterparts. This Third Amendment may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Third Amendment by their respective duly authorized representatives as of the Third Amendment Effective Date.

ALEXZA PHARMACEUTICALS, INC.

By:	/s/ Thomas B. King
Name: Thomas B. King
Title: President & CEO

GRUPO FERRER INTERNACIONAL, S.A.

By:	/s/ Jorge Ramentol Massana
Name: Jorge Ramentol Massana
Title: C.E.O.

By:	/s/ Juan Fanés Trillo
Name: Juan Fanés Trillo
Title: C.F.O.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.